EXHIBIT 21.0




                            LIST OF SUBSIDIARIES



                         Subsidiaries and Divisions



                     FLOWTRON OUTDOOR PRODUCTS DIVISION
                       VORNADO POWER PRODUCTS DIVISION
                          AUTOMATIC RADIO DIVISION
                     AUTOMATIC RADIO INTERNATIONAL CORP.
                                 ECHOVISION




                              CORPORATE OFFICES
                                2 Main Street
                             Melrose, MA  02176